Exhibit 23.1

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants	VALUE THE DIFFERENCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pacific Premier Bank

Irvine, California:

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related prospectus of Pacific Premier Bancorp, Inc. for the registration of 562,469 shares of common stock, and to the incorporation by reference therein of our report dated March 14, 2013, with respect to the consolidated financial statements of Pacific Premier Bancorp, Inc., and the effectiveness of internal control over financial reporting of Pacific Premier Bancorp, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Vavrinek Trine Day & Co. LLP

Palo Alto, California

January 30, 2014

25231 Paseo De Alicia, Suite 100 Laguna Hills, CA 92653 Tel: 949.768.0833 Fax: 949.768.8408 www.vtdcpa.com

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